Press Release

Spirit Realty Capital, Inc. Announces Plan for a Leveraged Spin-Off
- Separate REIT Combines Shopko and Master Trust 2014 Assets -

Dallas, TX - August 3, 2017 - Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a premier net lease real estate investment trust (REIT) that primarily invests in single-tenant, operationally essential real estate, today announced the planned spin-off of a separate publicly traded REIT ("SpinCo").
SPIN-OFF HIGHLIGHTS
•SpinCo Expected to Have $2.7 Billion in Gross Real Estate Investments

•	Incremental Debt Proceeds Target of $400 Million Expected to be Raised for Spirit's Future Growth, Debt Reduction or Share Repurchases

•	Isolates Shopko Concentration with a Structure that Can Preserve and Maximize the Value of the Shopko Assets

•	SpinCo to Focus on High Quality Assets, Operated by Tenants Under Master Leases
•Enhances Spirit’s Growth Profile, Portfolio Segmentation and Balance Sheet
SPIN-OFF TO INCLUDE SHOPKO AND MASTER TRUST 2014 ASSETS
Spirit intends to spin-off substantially all of its properties leased to Shopko and its assets that collateralize Master Trust 2014 (part of Spirit's asset-backed securitization program, “Master Trust A”) into a separate, publicly traded REIT. The spin-off is subject to certain conditions, including declaration by the U.S. Securities and Exchange Commission that SpinCo's registration statement on Form 10 is effective, customary third party consents and final approval and declaration of the distribution by the Board of Directors. Spirit may, at any time and for any reason until the proposed transaction is complete, abandon the spin-off or modify or change its terms, including the assets contributed to SpinCo.
CEO COMMENTS
Jackson Hsieh, President and Chief Executive Officer, stated: “Having evaluated various alternatives to enhance stockholder value with our team of advisers, we plan to commence a transaction to leverage and spin off our properties leased to Shopko and our assets that collateralize Master Trust A, which we believe provides stockholders with the best risk adjusted strategic alternative to move forward. We believe this plan will generate significant proceeds for growth, remove and isolate certain structural impediments, and create two companies that have unique capital structures with strong tenancy to fit their specific business strategies. I am very excited about this plan, which we expect will result in better alignment of capital structure with assets, position each company with a competitive cost of capital and liberate value inherent in our Company.”

PORTFOLIO HIGHLIGHTS
Following completion of the transaction, Spirit is expected to own over 1,540 properties, with a gross real estate investment of $5.4 billion and investment grade equivalent tenancy of 45%. Spirit is expected to have approximately $395 million in annualized Contractual Rent, with no tenant larger than 5% of total annualized Contractual Rent.
SpinCo is anticipated to have over 925 properties with over 60% of assets under master leases and 73% of tenants providing financial information. SpinCo is expected to have approximately $220 million in annualized Contractual Rent. The majority of the Board of Directors of SpinCo will be independent and there will be shared service, asset management and strategic alliance agreements with Spirit.
The key expected benefits of the spin-off for Spirit stockholders are:

•
Alignment of capital structure with investment strategy: Spirit will pursue assets with higher investment grade equivalent tenants, with a desired focus on larger portfolios. SpinCo will evaluate and focus on asset acquisitions utilizing the benefits of investment grade leverage through the Master Trust Funding vehicle, while pursuing a wide range of strategies to reduce exposure to Shopko, including sales, out-parcel development and redevelopment. Spirit will externally manage SpinCo.

•
Cash proceeds for growth: Spirit intends to issue new notes in Master Trust A, targeting 75% loan to value in Master Trust A, and raise additional debt proceeds on certain assets contributed into SpinCo. The total target loan proceeds, which will remain in Spirit, are targeted to be $400 million and are expected to be used for incremental real estate acquisitions, debt reduction or share repurchases.

•
Enhanced capital structure with removal and isolation of Shopko concentration: SpinCo will be able to pursue a wide range of tactics to optimize the large and valuable Shopko portfolio by utilizing future sale proceeds from properties leased to Shopko as capital for future growth. At the same time, SpinCo removes and isolates the Shopko properties, a structural impediment for Spirit since its IPO.

•
Optimization of tenant, industry and portfolio weightings: Spirit’s portfolio will be primarily focused on tenants in the service and industrial sectors. Furthermore, its investment grade equivalent tenancy will increase to approximately 45%, portfolio segmentation will improve significantly and no tenant will represent more than 5% of total Contractual Rent.

•
Improvement in financial position for Spirit: Post spin-off, Spirit’s balance sheet is expected to have significantly improved credit metrics, with an initial target range of net debt to EBITDA of 5.0x or below, on a pro forma basis, assuming no redeployment of capital, and 76% of assets will be unencumbered.

•
Accretive in year one: The Adjusted Funds from Operations (“AFFO”) per share of the combined companies and planned capital redeployment one year after closing of the transaction are expected to be accretive to the expected 2017 results for Spirit absent the proposed transaction.

TRANSACTION DETAILS
Upon completion of the planned spin-off, Spirit stockholders will receive a stock distribution. SpinCo intends to elect to be treated as a REIT for U.S. federal income tax purposes. For further details about the proposed spin-off transaction, please refer to the investor relations page of the Company's website at www.spiritrealty.com.

The spin-off is expected to close by the end of the first half of 2018. SpinCo expects to file a Form 10 registration statement with the Securities and Exchange Commission by the end of the fourth quarter of 2017.
Morgan Stanley and Moelis and Company are acting as financial advisers to the Company. Latham & Watkins LLP is serving as legal adviser to the Company.
WEBCAST AND CONFERENCE CALL
Spirit Realty will hold a conference call and webcast to discuss the transaction in conjunction with the Company's second quarter 2017 earnings conference today at 5:00 p.m. Eastern Time. Interested parties can listen to the call via the following:

Internet:
The webcast link, as well as the dial-in information and other pertinent details relating to the earnings conference call can be located on the investor relations page of the Company's website at www.spiritrealty.com.

Phone:	(888) 349-0136 (Domestic) / (412) 542-4152 (International) / (855) 669-9657 (Canada)
No access code required.

Replay:	Available through August 17, 2017 with access code 10109397
(877) 344-7529 (Domestic) / (412) 317-0088 (International) / (855) 669-9658 (Canada)
SUPPLEMENTAL PACKAGES
A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.
ABOUT SPIRIT REALTY
Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk adjusted returns and steady dividend growth for our stockholders.
As of June 30, 2017, our diversified portfolio was comprised of 2,549 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 51 million square feet, are leased to approximately 432 tenants across 49 states and 30 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.
INVESTOR CONTACT
Investor Relations
(972) 476-1403
InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s ability to complete the proposed spin-off transaction, in a timely manner or at all, continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants' financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit's proposed spin-off of properties leased to Shopko and assets that collateralize Master Trust A and the impact of the spin-off on Spirit's business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations page of our website.